Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date October 20, 2010

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces a Thirty Percent Increase in Third Quarter Earnings

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and nine month periods ended September 30, 2010.

SUMMARY:
•	Horizon’s third quarter 2010 net income was $3.3 million or $.88 diluted earnings per share, a 30.3% increase in net income from the previous quarter and a 39.1% increase from the same period in 2009.
•
Horizon’s net income for the nine months ended September 30, 2010, was $7.6 million or $1.96 diluted earnings per share compared to $7.1 million or $1.84 diluted earnings per share for the same period of the prior year.

•
The net interest margin increased to 3.84% for the three months ending September 30, 2010 as the rate paid on interest bearing liabilities decreased during the quarter more than the yield received on interest earning assets.

•	The activity in mortgage warehouse lending increased the average loan balance during the quarter, increasing interest income.
•	Horizon continued to experience strong residential mortgage loan activity during the third quarter providing $2.5 million of income from the gain on sale of mortgage loans.
•	Horizon’s quarterly provision for loan losses decreased by approximately $343,000 from the provision taken during the second quarter of 2010.
•
The ratio of allowance for loan losses to total loans increased to 1.85% from 1.77% at June 30, 2010 as Horizon loan and lease loss reserve continues to build for probable incurred losses inherent in the portfolio.

•	Horizon’s net loans charged off declined during the third quarter to $1.2 million compared to $2.6 million during the second quarter of 2010.
•
Horizon’s balance of Other Real Estate Owned (“OREO”) and repossessed assets increased approximately $1.2 million, to $4.1 million, during the third quarter as certain non-performing loans transferred to OREO.

•	Horizon’s non-performing loans increased approximately $507,000 from June 30, 2010 to September 30, 2010 and 30 to 89 days delinquent loans increased $447,000 during the same period.
•	Horizon’s 30 to 89 day loan delinquency remained steady at 0.93% and 0.92% of total loans at September 30, 2010 and June 30, 2010, respectively.

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Pg. 2 cont. Horizon Bancorp Announces a Thirty Percent Increase in Third Quarter Earnings

•
Horizon’s non-performing loans to total loans ratio as of September 30, 2010 was 2.22%, which compares favorably to National and State of Indiana peer averages1 of 4.77% and 2.78%, respectively, as of June 30, 2010, the most recent data available.

•	Horizon’s capital ratios continue to be above the regulatory standards for well-capitalized banks.

Craig M. Dwight, Chief Executive Officer of Horizon Bancorp stated, “We are extremely proud of Horizon’s year-to-date results and the incredible effort put forth by our employees to maintain our performance at such high levels.   Horizon’s year-to-date financial performance is on pace to achieve its eleventh year of record earnings.  We truly are fortunate to have such a dedicated team that can deliver results.”

Performance Highlights:

Net income for the third quarter of 2010 was $3.3 million or $.88 diluted earnings per share.  This compares to $2.4 million or $.61 diluted earnings per share for the same quarter of the prior year.  Net income for the nine months ended September 30, 2010 was $7.6 million or $1.96 diluted earnings per share.  This compares to $7.1 million or $1.84 diluted earnings per share for the same period of the prior year.

Diluted earnings per share for both the three and nine month periods ending September 30, 2010 and September 30, 2009 were reduced by $.11 per share and $.32 per share, respectively, due to the preferred stock dividends and the accretion of the discount on the preferred stock.

Net interest income increased $1.9 million and $1.1 million for the three and nine month periods ending September 30, 2010 compared to the same time periods for the prior year.  This increase was primarily due to an increase in interest income from a higher average balance of interest earning assets along with a decrease in the cost of funds.  The net interest margin increased to 3.72% for the nine months ending September 30, 2010 compared to 3.64% for the same period in the prior year.  The net interest margin has been increasing throughout 2010.  At three months ending March 31, 2010, June 30, 2010, and September 30, 2010, the net interest margin was 3.55%, 3.78%, and 3.84%, respectively.  The increase in the net interest margin during the third quarter of 2010 was primarily due to the reduction in cost of funds from lower deposit rates and the repricing of certificates of deposits and wholesale funding into lower rate instruments.

The provision for loan losses was $2.7 million for the three months ending September 30, 2010, which was approximately $759,000 less than the provision for the same period of the prior year.  The 2010 third quarter provision was the lowest compared to any of the previous four quarters as net charge-offs also declined to their lowest level over that same period.

Non-performing loans totaled $21.7 on September 30, 2010, up slightly from $21.2 million on June 30, 2010 and up from $16.5 million on September 30, 2009. As a percentage of total loans non-performing loans were 2.22% on September 30, 2010, down from 2.26% on June 30, 2010, but up

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1
National peer group: Consists of all insured commercial banks having assets between $1 Billion and $10 Billion as reported by the Uniform Bank Performance Report as of June 30, 2010.  Indiana peer group: Consists of 17 publicly traded banks all headquartered in the State of Indiana as reported by the Uniform Bank Performance Reports as of June 30, 2010.

Pg. 3 cont. Horizon Bancorp Announces a Thirty Percent Increase in Third Quarter Earnings

from 1.87% on September 30, 2009.   Horizon’s non-performing loans to total loans ratio as of September 30, 2010 compares favorably to National and State of Indiana peer averages1 of 4.77% and 2.78%, respectively, as of June 30, 2010, the most recent data available.

The increase of non-performing loans from the prior quarter was due to an increase in residential mortgage and consumer installment non-performing loans, partially offset by lower commercial (which includes commercial real estate) non-performing loans.  Residential mortgage non-performing loans increased from $7.9 million on June 30, 2010 to $8.5 million on September 30, 2010.  Consumer installment non-performing loans increased from $3.5 million on June 30, 2010 to $4.4 million on September 30, 2010.   Non-performing commercial loans declined from $9.8 million on June 30, 2010, to $8.9 million on September 30, 2010. The change in non-performing commercial loans during the quarter was the result of four non-performing loans totaling $2.0 million being moved to OREO, $471,000 of charge offs, and $856,000 of pay downs.  There were nine new non-performing loans added totaling $1.9 million and one new troubled debt restructure (“TDR”) for $427,000.  The new non-performing loans during the quarter included a $910,000 loan secured by a restaurant that is current but placed on non-accrual due to other deterioration of the credit factors.

Residential mortgage and consumer installment non-performing loans at September 30, 2010 include $896,000 and $2.3 million, respectively, of loans in bankruptcy.  This compares to $261,000 and $1.8 million at June 30, 2010.  These loans are not considered TDR’s while they are going through bankruptcy.  The bankruptcy process can take six to eighteen months.  Therefore, the amount of loans in bankruptcy included in the Company’s non-performing loans continues to increase, which indicates that this cycle potentially has not peeked.  The Company’s experience with bankrupt loans has demonstrated that some continue to make payments during the bankruptcy process, many reaffirm when they come out of bankruptcy, and some are discharged or restructured by the court.  The Company has been accumulating historical data on the performance of loans going through the bankruptcy process and utilizes that data in the calculation for allowance for loan losses.  No commercial loans are currently in bankruptcy.

TDR’s are also included in the non-performing loans.  TDR’s increased from $3.4 million at June 30, 2010 to $3.9 million on September 30, 2010. Of these, $3.3 million were residential mortgage loans, $427,000 were commercial loans, and $202,000 were consumer installment loans. The increase was primarily due to the addition of one commercial loan totaling $427,000.  These TDR’s were accruing interest and were not over 30 days delinquent based on their restructured terms, except for one consumer installment loan for $37,000, and the new commercial loan for $427,000, both of which were on non-accrual.

Non-accrual loans totaled $16.8 million on September 30, 2010, down from $17.7 million on June 30, 2010, but up from $15.7 million on September 30, 2009. On September 30, 2010, nonaccrual loans to hotel owners totaled $4.6 million, to home builders and land developers $1.2 million, and to restaurant operators $1.0 million.

Loans 90 days delinquent but still on accrual totaled $833,000 on September 30, 2010, up from $77,000 on June 30, 2010, and $856,000 on September 30, 2009.  Horizon’s policy is to place loans over 90 days delinquent on non-accrual unless they are in the process of collection and a full recovery is expected.

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Pg. 4 cont. Horizon Bancorp Announces a Thirty Percent Increase in Third Quarter Earnings

The increase in the Company’s non-performing loans over the past year can be attributed to the continued slow economy and continued high local unemployment causing an increase in consumer bankruptcies.  Business conditions in our markets are improving but remain weak.

Other Real Estate Owned (OREO) totaled $3.9 million on September 30, 2010, up from $2.8 million on June 30, 2010, and $1.7 million on September 30, 2009.  During the quarter 24 properties with a book value of $1.6 million on June 30, 2010 were sold. Another nine properties with a book value of $3.0 million on September 30, 2010 were transferred into OREO. On September 30, 2010, OREO was comprised of 29 properties. Of these, 9 totaling $2.5 million were commercial and 20 totaling $1.5 million were residential.  Repossessed personal property totaled $107,000 on September 30, 2010, up from $70,000 on June 30, 2010.

No mortgage warehouse loans were non-performing as of September 30, 2010, June 30, 2010, or September 30, 2009.

The residential mortgage loan activity was strong through the third quarter of 2010 with $2.5 million of income from the gain on sale of mortgage loans, up $1.3 million from the same period in 2009 and up $800,000 from the second quarter of 2010.  For the nine month period ending September 30, 2010, gain on sale of mortgage loans was up $668,000 compared to the same nine month period in 2009.

Increased pre-payment speeds on the mortgage loan servicing portfolio caused the servicing asset to be impaired during the third quarter resulting in a $331,000 net loss on mortgage servicing net of impairment compared to $35,000 of income for the same period in 2009.

Total other expenses were $2.3 million higher in the third quarter of 2010 compared to the third quarter of 2009 and $2.7 million higher when comparing the nine month periods ending September 30, 2010 and 2009.  Salaries and employee benefits increased $1.4 million and $1.7 million for the three and nine month periods ending September 30, 2010, respectively.  This increase is the result of additional payroll expense from the consolidation of the American Trust & Savings Bank transaction that closed at the end of the second quarter, the expansion into Kalamazoo, Michigan, and bonus accruals based on the Company’s performance through nine months of 2010.  The Company also continues to experience higher loan expense related to problem loan, bankruptcy, and collection costs.  In addition, the Company recognized $664,000 of transaction costs related to the purchase and assumption of American Trust & Savings Bank during the first nine months of 2010.

Other items
•
Horizon closed two branches in the third quarter of 2010.  One branch was acquired from American Trust & Savings Bank and was located within three miles of an existing Horizon Bank branch.  The second branch was located in Harbert, Michigan and had not experienced core deposit growth for several years.

•	Horizon relocated its South Bend office in the third quarter of 2010, which should lower related occupancy expense by approximately $95,000 per year.

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Pg. 5 cont. Horizon Bancorp Announces a Thirty Percent Increase in Third Quarter Earnings

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009
Balance sheet:
Total assets	$1,485,058	$1,464,415	$1,301,660	$1,387,020	$1,321,224
Investment securities	397,694	410,284	368,752	344,789	333,031
Commercial loans	329,230	326,401	310,664	314,517	312,573
Mortgage warehouse loans	193,848	156,915	96,327	166,698	145,270
Residential mortgage loans	165,234	168,238	135,475	133,892	142,568
Installment loans	270,503	271,241	266,954	271,210	275,299
Earning assets	1,387,594	1,360,488	1,200,043	1,249,998	1,228,085
Non-interest bearing deposit accounts	105,376	99,291	91,482	84,357	87,725
Interest bearing transaction accounts	506,031	529,612	423,315	540,647	375,548
Time deposits	388,076	394,092	358,725	326,704	394,724
Borrowings	318,516	282,137	273,235	284,016	311,884
Subordinated debentures	30,562	30,539	27,837	27,837	27,837
Common stockholders' equity	95,686	92,127	91,371	90,299	89,566
Total stockholders’ equity	120,112	116,512	115,716	114,605	113,833

Income statement:	Three months ended
Net interest income	$12,620	$11,368	$10,553	$11,371	$10,719
Provision for loan losses	2,657	3,000	3,233	3,700	3,416
Other income	5,648	4,923	4,374	4,304	4,542
Other expenses	11,257	10,184	9,554	9,558	8,929
Income tax expense	1,075	592	349	333	559
Net income	3,279	2,515	1,791	2,084	2,357
Preferred stock dividend	(353)	(352)	(352)	(351)	(351)
Net income available to common shareholders	2,926	2,163	1,439	1,733	2,006

Per share data:
Basic earnings per share	$0.89	$0.66	$0.44	$0.53	$0.62
Diluted earnings per share	0.88	0.65	0.44	0.53	0.61
Cash dividends declared per common share	0.17	0.17	0.17	0.17	0.17
Book value per common share	29.18	28.10	27.88	27.67	27.46
Tangible book value per common share	26.51	25.39	25.70	25.45	25.22
Market value - high	$22.60	$22.81	$19.50	$17.25	$17.50
Market value - low	$21.15	$19.48	$16.44	$14.31	$15.00
Basic common shares outstanding	3,279,201	3,278,392	3,270,217	3,262,927	3,245,505
Diluted common shares outstanding	3,336,634	3,333,768	3,293,192	3,275,588	3,273,742

Key ratios:
Return on average assets	0.90%	0.75%	0.54%	0.62%	0.72%
Return on average common stockholders' equity	12.12	9.33	6.34	7.56	9.12
Net interest margin	3.84	3.78	3.55	3.76	3.64
Loan loss reserve to total loans	1.85	1.77	1.97	1.80	1.58
Non-performing loans to loans	2.22	2.26	2.00	1.92	1.87
Average equity to average assets	8.32	8.67	8.73	8.61	8.53
Bank only capital ratios:
Tier 1 capital to average assets	8.53	8.92	8.83	8.64	8.79
Tier 1 capital to risk weighted assets	11.65	11.89	12.96	11.85	12.04
Total capital to risk weighted assets	12.89	13.15	14.22	13.10	13.29

Loan data:
30 to 89 days delinquent	$9,084	$8,637	$10,926	$9,686	$11,641
90 days and greater delinquent - accruing interest	833	77	345	1,758	856
Trouble debt restructures - accruing interest	3,445	3,414	1,183	3,472	2,783
Trouble debt restructures - non-accrual	463	-	-	-	-
Non-accrual loans	16,939	17,682	14,862	11,915	12,834
Total non-performing loans	21,680	21,173	16,390	17,145	16,473

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	September 30
	2010	2009
Balance sheet:
Total assets	$1,485,058	$1,321,224
Investment securities	397,694	333,031
Commercial loans	329,230	312,573
Mortgage warehouse loans	193,848	145,270
Residential mortgage loans	165,234	142,568
Installment loans	270,503	275,299
Earning assets	1,387,594	1,232,548
Non-interest bearing deposit accounts	105,376	87,725
Interest bearing transaction accounts	506,031	375,548
Time deposits	388,076	394,724
Borrowings	318,516	311,884
Subordinated debentures	30,562	27,837
Common stockholders' equity	95,686	89,566
Total stockholders’ equity	120,112	113,833

Income statement:	Nine months ended
Net interest income	$34,541	$33,398
Provision for loan losses	8,890	9,903
Other income	14,945	13,552
Other expenses	30,995	28,254
Income tax expense	2,016	1,737
Net income	7,585	7,056
Preferred stock dividend	(1,057)	(1,051)
Net income available to common shareholders	6,528	6,005

Per share data:
Basic earnings per share	$1.99	$1.86
Diluted earnings per share	1.96	1.84
Cash dividends declared per common share	0.51	0.51
Book value per common share	29.21	27.46
Tangible book value per common share	26.53	25.22
Market value - high	$22.81	$19.45
Market value - low	$16.44	$10.50
Basic common shares outstanding	3,275,969	3,221,622
Diluted common shares outstanding	3,323,830	3,270,154

Key ratios:
Return on average assets	0.74%	0.70%
Return on average common stockholders' equity	9.33	9.41
Net interest margin	3.72	3.64
Loan loss reserve to total loans	1.85	1.58
Non-performing loans to loans	2.22	1.87
Average equity to average assets	8.56	8.08
Bank only capital ratios:
Tier 1 capital to average assets	8.53	8.82
Tier 1 capital to risk weighted assets	11.65	12.10
Total capital to risk weighted assets	12.89	13.35

Loan data:
30 to 89 days delinquent	$9,084	$11,641
90 days and greater delinquent - accruing interest	833	856
Trouble debt restructures - accruing interest	3,445	2,783
Trouble debt restructures - non-accrual	463	-
Non-accrual loans	16,939	12,834
Total non-performing loans	21,680	16,473

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009
Commercial	$7,029	$6,204	$6,010	$5,766	$4,699
Real estate	1,957	1,536	1,444	1,933	1,599
Mortgage warehousing	1,441	1,362	1,390	1,455	1,480
Installment	7,603	7,441	7,276	6,861	6,146
Unallocated	-	-	-	-	-
Total	$18,030	$16,543	$16,120	$16,015	$13,924

Net Charge-offs
(Dollars in Thousands, Unaudited)

	Three months ended
	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009
Commercial	$485	$884	$1,832	$527	$530
Real estate	86	288	309	146	22
Mortgage warehousing	-	-	-	-	-
Installment	599	1,406	986	936	1,589
Total	$1,170	$2,578	$3,127	$1,609	$2,141

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009
Commercial	$8,855	$9,805	$7,024	$9,229	$9,235
Real estate	8,467	7,855	6,217	4,819	4,926
Mortgage warehousing	-	-	-	-	-
Installment	4,358	3,513	3,149	3,097	2,312
Total	$21,680	$21,173	$16,390	$17,145	$16,473

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009
Commercial	$2,751	$623	$494	$-	$-
Real estate	1,283	2,160	1,581	1,730	1,671
Mortgage warehousing	-	-	-	-	-
Installment	107	70	101	23	142
Total	$4,141	$2,853	$2,176	$1,753	$1,813

HORIZON BANCORP

Loan Portfolio Detail

September 30, 2010 (Unaudited)	Loan Balance	Non-Performing Loans	Percent of Loans	Specific Reserves on Non-Performing Loans	Percent of Non-performing Loans
Owner occupied real estate	$200,975	$6,159	3.06%	$894	14.52%
Non owner occupied real estate	67,272	2,002	2.98%	383	19.13%
Residential development	12,282	267	2.17%	125	46.82%
Commercial and industrial	48,701	427	0.88%	125	29.27%
Total commercial	329,230	8,855	2.69%	1,527	17.24%

Residential mortgage (includes HFS)	174,112	8,098	4.65%	594	7.34%
Residential construction	7,604	369	4.85%	-	0.00%
Mortgage warehouse	193,848	-	0.00%	-	0.00%
Total mortgage	375,564	8,467	2.25%	594	7.02%

Direct installment	25,233	180	0.71%	-	0.00%
Indirect installment	130,359	1,396	1.07%	21	1.50%
Home equity	114,911	2,782	2.42%	887	31.88%
Total installment	270,503	4,358	1.61%	908	20.84%

Total loans	975,297	21,680	2.22%	3,029	13.97%
Allowance for loan losses	(18,030)
Net loans	$957,267	$21,680		$3,029

December 31, 2009	Loan Balance	Non-Performing Loans	Percent of Loans	Specific Reserves on Non-Performing Loans	Percent of Non-performing Loans
Owner occupied real estate	$138,999	$3,152	2.27%	$700	22.21%
Non owner occupied real estate	100,502	1,677	1.67%	125	7.45%
Residential development	16,101	2,343	14.55%	125	5.34%
Commercial and industrial	58,915	2,057	3.49%	725	35.25%
Total commercial	314,517	9,229	2.93%	1,675	18.15%

Residential mortgage (includes HFS)	132,172	4,638	3.51%	441	9.51%
Residential construction	7,423	181	2.43%	71	39.29%
Mortgage warehouse	166,698	-	0.00%	-	0.00%
Total mortgage	306,293	4,819	1.57%	512	10.62%

Direct installment	24,908	387	1.55%	-	0.00%
Indirect installment	136,600	1,089	0.80%	95	8.72%
Home equity	109,702	1,621	1.48%	1,188	73.29%
Total installment	271,210	3,097	1.14%	1,283	41.43%

Total loans	892,020	17,145	1.92%	3,470	20.24%
Allowance for loan losses	(16,015)
Net loans	$876,005	$17,145		$3,470

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2010			September 30, 2009
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$12,273	$4	0.13%	$10,711	$7	0.26%
Interest-earning deposits	15,349	4	0.10%	7,783	-	0.00%
Investment securities - taxable	298,152	2,423	3.22%	248,165	2,666	4.26%
Investment securities - non-taxable (1)	102,885	979	5.32%	102,286	1,015	5.97%
Loans receivable (2)	918,930	14,466	6.25%	857,801	13,797	6.39%
Total interest-earning assets (1)	1,347,589	17,876	5.39%	1,226,746	17,485	5.83%

Noninterest-earning assets
Cash and due from banks	16,518			15,277
Allowance for loan losses	(17,137)			(12,513)
Other assets	97,460			77,734

	$1,444,430			$1,307,244

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$913,473	$2,769	1.20%	$756,567	$3,528	1.85%
Borrowings	258,476	2,026	3.11%	317,224	2,897	3.62%
Subordinated debentures	34,946	461	5.23%	27,837	341	4.86%
Total interest-bearing liabilities	1,206,895	5,256	1.73%	1,101,628	6,766	2.44%

Noninterest-bearing liabilities
Demand deposits	106,152			84,897
Accrued interest payable and other liabilities	11,204			9,238
Shareholders' equity	120,179			111,481

	$1,444,430			$1,307,244

Net interest income/spread		$12,620	3.66%		$10,719	3.39%

Net interest income as a percent of average interest earning assets (1)			3.84%			3.64%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2009
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$30,279	$13	0.06%	$27,647	$9	0.04%
Interest-earning deposits	9,213	38	0.55%	6,979	54	1.03%
Investment securities - taxable	278,790	7,343	3.52%	247,168	8,270	4.47%
Investment securities - non-taxable (1)	108,666	3,138	5.36%	94,473	2,882	5.91%
Loans receivable (2)	860,253	40,283	6.27%	898,876	43,793	6.52%
Total interest-earning assets (1)	1,287,201	50,815	5.41%	1,275,143	55,008	5.91%

Noninterest-earning assets
Cash and due from banks	15,101			15,370
Allowance for loan losses	(16,625)			(11,742)
Other assets	91,630			76,613

	$1,377,307			$1,355,384

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$861,296	$8,238	1.28%	$797,523	$11,517	1.93%
Borrowings	264,333	6,807	3.44%	328,763	9,011	3.66%
Subordinated debentures	31,014	1,229	5.30%	27,837	1,082	5.20%
Total interest-bearing liabilities	1,156,643	16,274	1.88%	1,154,123	21,610	2.50%

Noninterest-bearing liabilities
Demand deposits	93,123			82,548
Accrued interest payable and other liabilities	9,627			9,180
Shareholders' equity	117,914			109,533

	$1,377,307			$1,355,384

Net interest income/spread		$34,541	3.53%		$33,398	3.41%

Net interest income as a percent of average interest earning assets (1)			3.72%			3.64%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	September 30	December 31
	2010	2009
	(Unaudited)
Assets
Cash and due from banks	$18,203	$68,702
Investment securities, available for sale	384,204	333,132
Investment securities, held to maturity	13,490	11,657
Loans held for sale	16,483	5,703
Loans, net of allowance for loan losses of $18,030 and $16,015	940,784	870,302
Premises and equipment	34,274	30,534
Federal Reserve and Federal Home Loan Bank stock	14,603	13,189
Goodwill	5,910	5,787
Other intangible assets	2,855	1,447
Interest receivable	6,720	5,986
Cash value life insurance	26,991	23,139
Other assets	20,541	17,442
Total assets	$1,485,058	$1,387,020
Liabilities
Deposits
Non-interest bearing	$105,376	$84,357
Interest bearing	894,107	867,351
Total deposits	999,483	951,708
Borrowings	318,516	284,016
Subordinated debentures	30,562	27,837
Interest payable	766	1,135
Other liabilities	15,619	7,719
Total liabilities	1,364,946	1,272,415
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, no par value, $1,000 liquidation value
Authorized, 1,000,000 shares
Issued 25,000 shares	24,426	24,306
Common stock, $.2222 stated value
Authorized, 22,500,000 shares
Issued, 3,301,437 and 3,273,881 shares	1,122	1,119
Additional paid-in capital	10,295	10,030
Retained earnings	78,280	73,431
Accumulated other comprehensive income	5,989	5,719
Total stockholders’ equity	120,112	114,605
Total liabilities and stockholders’ equity	$1,485,058	$1,387,020

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$14,466	$13,797	$40,283	$43,793
Investment securities
Taxable	2,431	2,673	7,394	8,333
Tax exempt	979	1,015	3,138	2,882
Total interest income	17,876	17,485	50,815	55,008
Interest Expense
Deposits	2,769	3,528	8,238	11,517
Borrowed funds	2,026	2,897	6,807	9,011
Subordinated debentures	461	341	1,229	1,082
Total interest expense	5,256	6,766	16,274	21,610
Net Interest Income	12,620	10,719	34,541	33,398
Provision for loan losses	2,657	3,416	8,890	9,903
Net Interest Income after Provision for Loan Losses	9,963	7,303	25,651	23,495
Other Income
Service charges on deposit accounts	921	972	2,750	2,880
Wire transfer fees	211	201	536	709
Interchange fees	649	514	1,663	1,358
Fiduciary activities	934	745	2,936	2,486
Gain (loss) on sale of securities	336	422	467	422
Gain on sale of mortgage loans	2,473	1,277	5,529	4,861
Mortgage servicing net of impairment	(331)	35	(363)	(131)
Increase in cash surrender value of bank owned life insurance	246	206	599	547
Other income	209	170	828	420
Total other income	5,648	4,542	14,945	13,552
Other Expenses
Salaries and employee benefits	5,985	4,539	15,973	14,264
Net occupancy expenses	1,036	941	3,077	2,872
Data processing	502	419	1,474	1,194
Professional fees	417	316	1,418	1,021
Outside services and consultants	374	366	1,163	1,043
Loan expense	855	631	2,376	1,841
FDIC insurance expense	423	400	1,219	1,751
Other losses	143	(25)	180	442
Other expenses	1,522	1,342	4,115	3,826
Total other expenses	11,257	8,929	30,995	28,254
Income Before Income Tax	4,354	2,916	9,601	8,793
Income tax expense	1,075	559	2,016	1,737
Net Income	3,279	2,357	7,585	7,056
Preferred stock dividend and discount accretion	(353)	(351)	(1,057)	(1,051)
Net Income Available to Common Shareholders	$2,926	$2,006	$6,528	$6,005
Basic Earnings Per Share	$0.89	$0.62	$1.99	$1.86
Diluted Earnings Per Share	$0.88	$0.61	$1.96	$1.84